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IET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "COMPLIANCE SYSTEMS CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2002, AT 12 O'CLOCK P.M.

COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3588621 8100	dz
	Harriet Smith Windsor, Secretary of
	State
020687644
	AUTHENTICATION:	2077169
	DATE: 11-07-02

Deb~ire

Tile J'Irst 5tate

I~ HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY "COMPLIANCE SYSTEMS CORPORATION" IS

SAID "COMPLIANCE DULY INCORPORATED UNDER THE LAWS OF THE STATE OF SEVENTH DAY OF DELAWARE AND IS

IN GOOD STANDING AND HAS A LEGAL CORPORATE

EXISTENCE SO FAR AS

THE FRANCHISE TAXES

THE RECORDS OF THIS OFFICE SHOW, AS OF THE

THIRTEENTH DAY OF

NOVEMBER, A.D. 2002.

AND I DO HEREBY FURTHER CERTIFY THAT THE

SYSTEMS CORPORATION" WAS INCORPORATED ON THE NOVEMBER, A.D. 2002.

HAVE NOT BEEN ASSESSED

TO DATE.

3588621 8300	Harriet Smith Windsor, Secretary of State
020700539
AUTHENTICATION:
2088235
DATE: 11-13-02

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 11/07/2002
020687644 - 3588621

CERTIFICATE OF INCORPORATION

OF

COMPLIANCE SYSTEMS CORPORATION

1.	The name of the corporation is COMPLIANCE SYSTEMS CORPORATION

2.	l'he address of its registered office in the State of Delaware is 615 South

DuPont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

     3. The nature of the business or purposes to be conducted or promoted is to engage many lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The aggregate number of shares which the corporation shall have the authority to issue is Forty Million (40,000,000) shares, of which Fifteen Million (15,000,000) shares shall be designated as Class A Common Stock ("Class A Common Stock"), par value $.001 per share, and of which Twenty Five Million (25,000,000) shares shall be designated as Class B Common Stock ("Class B Common Stock"), par value $.001 per share (the Class A Common Stock and Class B Common Stock, collectively, the "Common Stock"). The relative rights, preferences and limitations of the shares of each class of Common Stock are:

flividends The holders of outstanding Common Stock shall be entitled to receive a dividend when and as declared by the Board of Directors of the

Corporation. The holders of the Common Stock shall participate equally per share in any dividend distribution without distinction between the classes.

Voting. Only the holders of Class A Common Stock shall have the right to vote. The holders of Class B Common Stock shall not have the right to vote.

Liquidation. In the event of any liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall participate equally per share in any distribution to shareholders without distinction between the classes.

the corporation.

     6. The name and mailing address of the sole incorporator is Beth S. Barash, Esq., do Todtman, Nachatnie, Spizz & Johns, P.C., 425 Park Avenue, New York, New York 10022.

     7. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of *102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     8. The corporation, to the fullest extent permitted by the provisions of §145 of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or director of the corporation and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and alministrators of such a person.

     I, THE UNDERSIGNED, being the incorporator hereinbefore name4, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, have hereunto set my hand this 5th day of November 2002.

1sf Beth S. Barash

Beth S. Barash Sole Incorporator

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